UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2016

______________

INTERUPS INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	333-182956	48-1308920
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

645 Fifth Avenue, Suite 400, New York, NY 10022

(Address of Principal Executive Office) (Zip Code)

(212) 371-7799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective upon the filing of this Report on Form 8-K, the Registrant is adding four new directors and officers, who are listed below. In conjunction with their accepting their positions as officers and/or directors, Mr. Laxmi Prasad, who was until recently the owner of 4,000,000 of the Registrant’s 6,900,000 issued and outstanding common shares, has transferred 500,000 of his shares to the officers and directors named below, and has transferred 2,860,000 of his shares to others. As a result, Mr. Prasad, including members of his immediate family, now owns of record 640,000 shares, which represents 9.28% of the Registrant’s 6,900,000 shares which are now issued and outstanding, which includes the 160,000 shares owned by his daughter, Likhitha Palaypu, who remains a director of the Registrant, and who lives with Mr. Prasad. All of Mr. Prasad’s shares were reissued either to non-US persons or US Persons who are accredited investors, and all of the transferees have a preexisting relationship with Mr. Prasad. As such, Mr. Prasad’s transfers of these shares was exempt from registration under the Securities Act of 1933 by reason of Regulation S, as only to non-US persons, or to Rule 4(2), as a private transaction.

Until April 26, 2016, the Registrant’s sole director and officer was Likhitha Palaypu, who is the daughter of Laxmi Prasad, formerly the Registrant’s majority shareholder. Ms. Palaypu appointed the persons named below as the Registrant’s new directors and officers, and resigned as an officer. She remains a director. Information about Ms. Palaypu and the four additions to the Registrant’s Board of Directors, and the new officers is as follows:

Name and Address	Age	Position(s)	No. of shares owned

Hadley W. Donenberg	72	Director, Interim CEO	100,000(1)
2001 Churchill Lane
Highland Park, IL 60035

Mark A. Zorko	64	Director and Interim CFO	80,000(1)
874 W. Goodrich Place
Palatine, IL 60067

Willard C. McNitt III	67	Director	80,000(1)
1152 Cherry Street
Winnetka, IL 60093

Raj Bodepudi	73	Director	80,000(1)
19 W010 Ave. Chateau North
Oak Brook, IL 60523

Likhitha Palaypu	22	Director	160,000(1)
123 Town Square Pl., Unit 453
Jersey City, NJ 07310

———————

(1)

Transferred from Laxmi Prasad, former majority shareholder

Hadley W. Donenberg began his professional career as a licensed attorney in South Africa. Mr. Donenberg was a founding partner of Krawitz & Donenberg, LP, a leading law firm in Johannesburg, South Africa, specializing in international tax and estate planning, offshore trusts and companies and international trade facilitation. He relocated to the United States in 1994 and formed Haddon Corporation, which has long-standing business and legal relationships in many countries, including offices in South Africa, Bulgaria, United Kingdom and Peru. In addition, through Mr. Donenberg’s status as a former national Chairman of the Jewish National Fund of South Africa, and as former President of the Chicago/South Africa Chamber of Commerce, he has excellent access to owners of hedge funds, high net worth individuals, and other persons with global influence.

Mark A. Zorko, since 2013, has been a Principal with Brentwood Advisory, LLC. Mark chairs the Audit Committee and is on the Nominating and Governance Committees of MFRI (NASDAQ:MFRI). He was the Interim Chief Financial Officer of Landauer Inc. (LDR) from June 2014 until April, 2015.  During 2006-2013 he served as the CFO of two public companies affiliated with Steel Partners; an energy firm, Steel Excel, Inc. (SXCL) and a medical imaging firm, DGT Holdings (DGTC). He also served as President and CEO of SXCL’s subsidiary Well Services Ltd. (WSL) in 2012.  From 2000 to 2008, Mr. Zorko was a CFO Partner at Tatum, LLC, a professional services firm, where he held Chief Financial Officer positions with public and private client companies. Mr. Zorko began his career with Arthur Andersen and Honeywell. Mr. Zorko is on the audit committee for Opportunity Int'l, a microfinance bank, and was on the Finance and Audit Committees for the Alexian Brothers Health System. Mr. Zorko earned a BS degree in accounting from The Ohio State University, an MBA from the University of Minnesota. He is a CPA and a member of the National Association of Corporate Directors and earned their distinction as a Board Leadership Fellow. In addition to his expertise as a chief financial officer and Board member, Mr. Zorko has extensive experience with international operations, mergers and acquisitions, information technology and financing, which will enable him to develop a deep operational understanding of our global businesses.

Willard C. McNitt III is a senior executive with public and private company experience in a wide variety of industries. Since 2000 he has been a Principal of Thurston Group a Chicago based Private Equity firm which invests in lower middle market companies. He has significant experience as an executive officer with a deep understanding of financial markets and institutions with international exposure and strengths in developing solutions to complex financial challenges. He has had extensive experience in the Private/Alternative Investing sector with areas of focus including venture capital, private equity, mergers and acquisitions, restructurings and leveraged and management buyouts.

As a senior finance officer of companies such as Gould Electronics, a conglomerate with operations in 40 countries, Zenith Electronics, a Fortune 200 consumer electronics company and Netdox, an Internet security services company, Mr. McNitt played a key role in numerous acquisitions and divestitures ranging in size from $5 to $250 million, as well as directing corporate finance, tax, banking, investor relations, rating agency, treasury, financial operations and ERISA/pension fund administration. He was responsible for corporate-wide risk management, including foreign currency, commodity, and interest rate exposure; directed bank relations with over 70 multinational financial service companies; and initiated and completed significant long-term financings, including publicly-issued Eurobonds, foreign currency debentures, industrial revenue bonds and sale and leasebacks.

At Zenith, Mr. McNitt was a key member of the strategic planning and operating committees chaired by the CEO. In 1995, Mr. McNitt was named Zenith’s Chief Financial Officer. In 1995-96, LG Electronics acquired Zenith in a two- step stock transaction.

Since 2000, Mr. McNitt has been with Thurston Group, which has invested in lower middle-market private companies in healthcare, telecom, financial services and Internet services. Mr. McNitt directs Thurston Group’s M & A and business development activities and is involved in the financial aspects of its portfolio companies.

Mr. McNitt received a B. A. with Honors in Economics from Amherst College and a MBA in Finance from Harvard Business School. He is a certified public accountant and CFA.

Raj Bodepudi is the Vice Chairman and a Director of SIRI, the Registrant’s affiliate. assisting SIRI with business development since May, 2013. Prior to that, Raj was the Founder/CEO of Lotus Partners, Inc. a business development company, and worked for a nonprofit organization from 2010 to 2013. From 2004 to 2009, Mr. Bodepudi was the Managing Director at MASI, Ltd., an M&A firm (from 2003-2008), based in Chicago. During this time he provided strategic advisory and investment banking services to several firms that included global business development and M&A integration. He had recently advised the City of Detroit on its revitalization strategies and also worked closely with professionals at GE and Intel Capital on several investment banking projects.

During 1998-2002, Raj was the Founder/CEO of Oak Brook Technologies, Inc. ("OBT"), a technology solutions provider that was sold to Alpha Thought, a Chicago-based company. During 1994-1997, Raj negotiated a $150 Million joint venture between Coal India and the world's largest coal-washing firm, from concept to completion. During this time, Raj had advised two Prime Ministers of India on reforms related issues and negotiated contracts between U.S. partners and Indian Government officials as well as working with the Bank of Tokyo on project financing.

During 1981-1994, Raj was a First Vice President at Morgan Stanley, Managing Partner with Manas Research and was the Founder/CEO of Wall Street Financial, Inc., the first financial services company owned by an NRI in the US.

Raj was awarded a Ph.D. (and Blum Award for the best preliminary Doctoral Exams) in Economics from Wayne State University, an M.A in Economics from Osmania University (Gold Medal-First in Class) and won the prestigious National Merit Scholarship Award.

Likhitha Palaypu is an honors graduate from the University of St Andrews in Scotland, where she studied International Relations with special interest in conflict theory and environmental politics. In the frame of her studies, she has worked as a political analyst for Frontier Horizons, a securities and political risk analysis firm based in London, studied conflict at the Galtung Institut in Germany and reported for the Foreign Affairs Review, a rapidly growing online journal for international affairs. While developing reporting and journalistic experience, she has also taken on roles as a negotiator alongside UNCITRAL and the Office of the Special Advisor to the Prime Minister of Guinea Bissau to strategize the passage of key trade agreements. Her involvement in the financial services and asset management fields began in 2011, when under the guidance of her father, Mr. Laxmi Prasad, she began independently managing and building client relationships with IRA customers and various state governmental bodies. With these reporting, negotiating, and interpersonal skills in hand, she has been serving the board of the Registrant since 2014. Ms. Palaypu has accepted executive responsibility to handle relationship management for the Registrant, and will be collaboratively working with the Board to handle media and public relations, and corporate internal and external affairs.

Each of the above persons has consented to act in the capacities set forth above, and to be named as such in publicly-filed documents.

Effective with the filing of this Form 8-K, the Registrant has entered into Service Agreements with each of the above five persons. The Service Agreements for four of the five persons, excluding Ms. Palaypu, provide for an annual directors’ fee for each person, plus $2,500 for each meeting attended; seven-year stock options to purchase up to 30,000 of the Registrant’s common shares at a price of $.01 per share for the first year and 20,000 options for each succeeding year; additional compensation for being a chairperson or co-chairperson or member of a committee (no committees have yet been formed); a reasonable expense allowance (to be determined); and reimbursement for travel and lodging expenses. Ms. Palaypu’s Service Agreement provides that she will begin being paid $15,000 per month when this Form 8-K is filed.

The Service Agreements for Messrs. Donenberg and Zorko, who are also executive officers (respectively, Interim CEO and Interim CFO), provide for additional compensation for acting in those capacities: Mr. Donenberg is to be paid $20,000 per month, and Mr. Zorko is to be paid $250 per hour. In addition, Mr. Bodepudi is to receive additional compensation if and when the Registrant generates at least $36,000,000 in gross revenues, as to which there is no assurance.

ITEM 5.06—CHANGE IN SHELL COMPANY STATUS

On April 24, 2016, the Board of Directors of Interups Inc. (the “Registrant”) determined that, as a result of the activities described below, the Registrant has ceased to be a “shell” company, as that term is defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934. The Registrant now intends to use its best efforts to execute its business plan; and to do so, it has raised approximately $325,000 in debt capital, expanded its Board of Directors and management as noted above, and signed agreements to acquire and/or invest in the assets and businesses described below:

1.

On April 25, 2016, the Registrant became the permitted assignee from SIRI Global Asset Management Corp. (“SIRI”), a privately-owned company which is controlled by Laxmi Prasad, (the Registrant’s former principal shareholder), of an agreement (the “BSKLS Agreement”) with Birla Shloka Knowledge Schools, Ltd., an Indian corporation based in Mumbai, India (“BSKLS”), and ACE Trustee Services Private Limited, an Indian Corporation based in Mumbai, India (“ACE”). Neither BSKLS nor ACE are affiliates of the Registrant. The BSKLS Agreement provides, in pertinent part, as follows:

SIRI, i.e., the Registrant by permitted assignment, and ACE will form a joint venture (the “BSKLS JV”). The purpose of the BSKLS JV will be to invest in, acquire, own, lease, operate and maintain educational institutions and other education and infrastructure related assets in various cities in India. To pursue the objectives in the foregoing sentence, SIRI (the Registrant by assignment) and ACE will operate the BSKLS JV and intend to organize an Infrastructure Investment Trust (InvIT), the purpose of which will be to acquire one or more public or privately held Educational Institutions and education related infrastructure assets and services management companies (“LESCs”), to source other investments and to have the InvIT acquire related permissible assets.

As noted above, the BSKLS Agreement provides that it includes permitted assigns; and on April 25, 2016, the Registrant accepted SIRI’s assignment of the BSKLS Agreement to the Registrant, with the consent of the other parties. Therefore, the following description of the BSKLS Agreement substitutes the Registrant in place of SIRI:

Initially, the Registrant will own 74% of the BSKLS JV, and ACE will own 26%. However, it is the Registrant’s responsibility to raise the capital required by the BSKLS Agreement, described in the next paragraph, from Investors, on or before June 30, 2016. Assuming that Registrant raises the required funds within the time limit, as to which there can be no assurance, the relative ownership of the BSKLS JV will be as follows: Investors: 48%, ACE 26% and the Registrant 26%. The Board of Directors of the BSKLS JV is intended to be equally divided between the Registrant’s designees and the ACE designees; and in the event of a tie in voting, the Chairman, who will be designated by the ACE, will have the deciding vote.

The Registrant is responsible to capitalize the BSKLS JV, by providing the following amounts from Investors on or before June 30, 2016, for the following purposes: (a) INR (Indian Rupees) 18 Crores (see below) to pay a one-time royalty/technical know-how fee to certain LESCs, the first of which is intended to be Birla Edutech Limited, an affiliate/associate company of ACE. [NOTE: A Crore, an Indian monetary term, equals 10,000,000 rupees; a rupee is currently worth approximately $.015. So, the 18 Crores noted above is approximately $2,700,000]; (b) sourcing and arranging 50 Crores (approximately $7,500,000), to buy specified education assets in Lavasa City, India, for which the Registrant is the allowed assignee of a conditional binding agreement with LAVASA Corporation, as described below; (c) sourcing and arranging 18 Crores (approximately $2,700,000) to enable the BSKLS JV to make a bid to acquire, from public shareholders, the majority shareholding in the publicly listed (on the Mumbai Stock Exchange) Education Services Company of the Birla Group; (d) sourcing and arranging $1,500,000 to pay professional advisers; (e) 120 days after the open offer is made to the targeted education services, and assuming that the open offer is accepted after it is made, raising an additional $10,000,000 towards purchasing additional capital in the targeted education services company described in (c) above; and (f) organizing the InvIT and initiating the acquisition of the assets described in (b) above. If the Registrant is unable to raise the funds in (a), (b) and (c) above, totaling $12,900,000, from Investors on or before June 30, 2016, and if ACE does not grant an extension, ACE has the right to terminate the BSKLS Agreement, and the Registrant would then have no further rights or liabilities in the BSKLS Agreement.

In the BSKLS Agreement, ACE has agreed to ensure that the first LECS, which is intended to be Birla Edutech Limited, a group company of Birla Shloka Edutech Ltd, (“BSEL”), will provide the following services to the BSKLS JV regarding the LESCs: (a) guidance in obtaining approvals from the education and other Indian State and local authorities to complete the proposed acquisitions; (b) guidance in obtaining authorizations from the relevant Government Boards for education (c) assistance in recruiting well qualified teaching and other staff , and providing training; (d) providing information technology, hardware and other e-learning aids; and (e) assistance in setting up the administrative and other support services at the schools which are set up by the BSKLS JV.

There are provisions in the BSKLS Agreement by which the Registrant and ACE intend to maintain equal ownership (26% each, assuming that investors own 48%); however, there are other provisions by which one party may acquire shares of the other, in certain circumstances. There are also provisions that the parties will cooperate with each other in the event that the BSKLS JV attempts an initial public offering.

2.

As the Registrant’s first proposed acquisition in accordance with the BSKLS Agreement, on April 25, 2016, the Registrant became the permitted assignee, from SIRI, of a Conditional Binding Agreement (the “Lavasa Agreement”) between SIRI and Lavasa Corporation Limited (“Lavasa”), located in the city of Lavasa, India. The Lavasa Agreement provides that the Registrant, as assignee, intends to acquire up to100% of the assets (the “DHIL”) Assets”) of Lavasa’s subsidiary Dasve Hospitality Institutes Limited (“DHIL”) (fully operational School building), and other Infrastructure Assets (such as student apartments, staff housing, management villas, etc.) from Lavasa Corporation, currently valued, pursuant to a recent independent valuation prepared by One Street Capital Advisors, a respected valuation company, at 1,042 Crores (approximately $156,400,000).

The Lavasa Agreement provides that the Registrant, as the permitted assignee, has the right to acquire the DHIL Assets for a 25% discount from the most recent valuation, i.e., for a net purchase price of INR 782 Crores (approximately $117,300,000). The Lavasa Agreement further provides that 252 Crores worth of completed assets (approximately $37,800,000) including the DHIL Assets, are to be acquired by the Registrant investing 28.11 Crores (approximately $4,216,500) before May 5, 2016; an additional 105.87 Crores (approximately $15,880,500) before May 31, 2016, and the balance of 118.02 Crores (approximately $17,703,000) on or before July 7, 2016. Assuming that the Registrant is able to secure the financing of this $37,800,000, as to which there is absolutely no assurance, the Registrant will then have until February 22, 2017 to raise the remaining 530 Crores (approximately $79,500,000).

To purchase the Lavasa DHIL Assets and the supporting Infrastructure Assets and acquire the Education Services Company, the Registrant intends to raise a total of $49,500,000 as soon as practicable, which is to be allocated as follows: (a) the first $37,800,000 to acquire the DHIL Assets from Lavasa; (b) to pay Birla Shloka, $5,700,000, to acquire a 52% equity stake in BSEL; (c) an estimated $5,000,000 for capital expenditures to improve the school to international standards that Ecole Hoteliere, located in Lausanne, Switzerland, which is one of the world’s most respected hotel management schools, expects LAVASA DHIL to maintain under its agreement with DHIL ;and (d) $1,000,000 for working capital.

There is absolutely no assurance that the Registrant will be able to raise the capital required to perform as required in accordance with the Lavasa Agreement. The Registrant intends to use its best efforts to raise this capital by a combination of (a) an offering of the Registrant’s securities under Regulation S, primarily to Indian investors under India’s Liberalized Remittance Scheme, as enacted by the Reserve Bank of India, which allows each Indian citizen to invest up to $250,000 per year outside India; (b) a US Regulation D offering, primarily to high net worth US based Indian investors; (c) investments from boutique Private Equity Firms; (d) investment bankers; and (e) through Debt Sources. As of the date of this Report, the Registrant has not retained the services of any investment banker or other similar source of financing.

Both the BSKLS Agreement and the Lavasa Agreement provide that SIRI, and the Registrant as the authorized Assignee, will have no liability as a result of its non-performance on or before the stipulated dates. In addition, the BSKLS Agreement and the Lavasa Agreement both provide that they are not “all or nothing” sales of assets, meaning that if the Registrant raises enough capital to acquire some, but not all, of the assets, the Registrant and the investors will own the assets for which it paid.

3.

In addition to the BSKLS Agreement and the Lavasa Agreement, on April 25, 2016, the Registrant became the permitted assignee from its affiliate SIRI of an agreement (the “Windflower Agreement”) with Siddharta Resorts & Foods Pvt. Ltd. (“Siddharta”), a privately-owned company located in Mysore, India, by which SIRI--now the Registrant-- agreed to raise the capital required to acquire interests in certain hotels (the “Windflower Hotels”) in India, described below, in exchange for which SIRI--now the Registrant--will receive the interests in the seven Windflower Hotels, each of which has from 40-100 rooms for guests, described below described below. The Windflower Agreement calls these assets “slump sale” assets because, under the Income Tax Act of India, a 'slump sale' means the transfer of the whole, or part of a business undertaking that is capable of carrying out operations independently, for a lump sum consideration, without assigning values to individual assets and liabilities.

Siddharta is the owner of the seven Windflower Hotels; further information about the first five Hotels listed below can be found on the Siddharta website, www.thewindflower.com. The sixth and seventh Windflower Hotels listed below have separate websites, as listed below. Because the Registrant has become the assignee from SIRI, the following description of the terms of the Windflower Agreement substitutes the Registrant in place of SIRI, which was the original party to the Windflower Agreement when it was signed on January 28, 2016.

The Windflower Agreement gives the Registrant the exclusive right: (a) until July 12, 2016, to raise the first $22,500,000 to pay Siddharta, which will allow the Registrant to place the seven Windflower Hotels—the “Hotel Assets”—into an Indian Real Estate Investment Trust (“REIT”) described below, giving the Registrant a 19% interest in the Hotel Assets; and (b) if the Registrant successfully raises the $22,500,000, an additional 30-45 days from July 12, 2016 to raise an additional $40,500,000, most of which will be paid to HDFC Bank in India, so that the Registrant’s 19% interest—which will then be 18%--will be virtually debt-free.

The Registrant intends to raise the first $22,500,000 by a combination of private capital pursuant to SEC Regulation D (Rule 506 offering to “Accredited Investors” only), Regulation S (to non-US persons), and the offering in India. None of these proposed offerings has commenced.

The Registrant intends to raise the next $40.5 million from non-US sources, as to which it has received no investment commitments so far. The required documents are expected to be filed with SEBI early in May, 2016, so that the offering may begin 21 days thereafter, as to which no assurance can be given. If and when the offering commences, the Windflower Agreement provides that the Registrant will have 30-45 days to raise the required $40,500,000, which would entitle those investors and the Registrant to their respective ownership interests in the Hotel Assets, set forth below.

The Hotel Assets are the following:

1)

The Windflower Coorg

2)

The Windflower Tursker Trails Bandipur

3)

The Windflower Vythiri

4)

The Windflower Pondicherry

5)

The Windflower Karsargod—North Kerala

6)

The Windflower Karwar (website www.olivegardenresortkarwar.com)

7)

The Windflower Alleppey (website www.riverineresortalleppey.com)

IF THE REGISTRANT FAILS TO RAISE THE FIRST $22,500,000 ON OR BEFORE JULY 12, 2016, AND NO EXTENSION IS GRANTED, SIDDHARTA HAS THE RIGHT TO TERMINATE THE WINDFLOWER AGREEMENT, THE 19% OF THE HOTEL ASSETS WHICH WAS TRANSFERRED TO THE REGISTRANT ON APRIL 12, 2016 WILL REVERT TO SIDDHARTA, AND THE REGISTRANT WILL OWN NONE OF THE WINDFLOWER ASSETS.

Assuming that the Registrant raises the required funds for any of these proposed Windflower transactions, the Registrant will then have the option to either initially establish a Special Purpose Vehicle for some or all of these Assets and then transfer the SPV’s assets to the REIT, or transfer these Assets directly into the REIT. The decision of whether to establish a SPV first or whether to transfer these assets directly to the REIT will depend on factors mostly involving issues of Indian laws and regulations, including the tax effects, timing, and relative costs. The Registrant has retained the Mumbai office of the Indian law firm Rajani & Associates, to (a) advise the Registrant as to which way to proceed, and (b) provide a legal opinion that the transactions with the Registrant are permissible under Indian law, which opinion is expected to be similar to the opinion which the Registrant received from its Indian legal counsel regarding the BSKLS Agreement.

The Registrant’s responsibility is to raise the capital required and to eventually become a sponsor and equity-holder of the REIT. With the grant of 19% stock ownership on April 12, 2016 (subject to reversion as noted above), the Registrant initiated steps to appoint the required intermediaries for organizing the REIT for Windflower. Indian law requires the REIT to appoint the following: a SEBI-regulated and recognized Custodian; Category I Merchant Bankers, an Evaluation Company, and Project Managers to manage the assets owned or operated by the REIT. Accordingly, the Registrant has appointed Rajani & Associates as the attorneys to the REIT; and is in the process of identifying and appointing the other required intermediaries. The Registrant is negotiating with ILFS (a SEBI registered Custodian) and with CIMB Securities, an Indian broker-dealer/merchant bank, regarding appointing them as Custodian and Merchant Bankers to the REIT, respectively. As of the date of the filing of this Form 8-K, neither has been appointed. Windflower’s current management personnel are expected to remain, operate and manage the Hotels under their brand name, or under any chosen Hospitality Brand at their discretion.

If the Registrant raises the required capital within the timeframes below, the Registrant will become the owner of the Hotel Assets forth below:

Name of Assets	Capital Required	Deadline	Registrant’s Interest in SPV/REIT
Hotel Assets	$22,500,000	July 12, 2016	19.00% Equity in SPV/REIT(1)
Hotel Assets	$40,500,000	45-60 days after SEBI authorizes the offering (2)	18.00% Equity in SPV/REIT(3)
Total:	$63,000,000

———————

(1)

On April 12, 2016, Siddharta transferred this 19% equity stake to the Registrant; however, it is subject to reversion back to Siddharta if the Registrant fails to raise the required $22,500,000 on or before the July 12, 2016 deadline.

(2)

Due within 45-60 days after SEBI authorizes the offering to proceed in India.

(3)

The Registrant will own an 18.0% equity stake in the Windflower Assets if all $63,000,000 is raised by the Registrant within the timeframes above.

Provided that the Registrant raises the required capital, the Windflower Agreement stays in effect for five years from January 28, 2016, during which time the Registrant will have a right of first refusal on any future capital raising transactions involving Siddharta which bear the Windflower brand name.

In addition to the Registrant’s obligation to raise the required capital, completion of any of the above-described transactions is subject to, among other things, (a) satisfactory due diligence regarding the proposed assets to be acquired, which due diligence has begun and is continuing; and (b) the receipt by the Registrant of audited financial statements in accordance with U.S. Generally Accepted Accounting Principles, prepared by an accounting firm that is registered with the SEC’s Public Company Accounting Oversight Board. For that purpose, the Registrant intends to retain an internationally recognized accounting firm as its auditors for these transactions. As of the date of this Report on Form 8-K, the Registrant has had several discussions with an international auditing firm, but has not officially retained that firm. In the event that either the Registrant does not retain such an auditor, or the auditor, if retained, cannot provide a satisfactory auditing opinion, the Registrant will be unable to acquire any assets or businesses which are not audited. In such case, the Registrant will be unable to execute its business plan.

The above descriptions of the terms set forth in these Agreements are qualified in the entirety by reference to the agreements themselves, which are Exhibits to this Report on Form 8-K.

The Registrant has received a legal opinion from Shardul Amarchand Mangaldas & Co, its Indian legal counsel for the Lavasa transaction, to the effect that it is permissible under Indian law for Indian persons or entities to enter into agreements with non-Indians, subject to adherence to the Indian Foreign Direct Guidelines as applicable to the respective asset sector into which the Registrant is investing.

4.

In the quarter ended February 29, 2016, the Registrant received a loan of $288,000 from a related party. The loan bears interest at 5% per year, is not convertible into equity, and is due on demand. The Registrant also received nonconvertible demand loans totaling $37,000 from SIRI, another related party, bearing no interest. The proceeds of these loans are being used to pay ongoing corporate expenses.

5.

The Registrant recently filed with the SEC its Annual Report on Form 10-K for the fiscal year ended May 31, 2015, and its Forms 10-Q for the quarters ended August 31, 2015, November 30, 2015, and February 29, 2016. As a result of these filings, the Registrant is now current in its SEC filings. In addition, the Registrant intends to file, as soon as practicable, an application with OTC Markets to list its securities on the OTCQB Market.

ITEM 8.01—OTHER EVENTS

The Registrant is preparing a website, and has reserved the URL www.itupglobal.com.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

9.01.1 BSKLS Agreement

9.01.2 Lavasa Agreement

9.01.3 Windflower Agreement

9.01.4 Deed of Adherence (Assignment) re BSKLS Agreement

9.01.5 Deed of Adherence (Assignment) re Lavasa Agreement

9.01.6 Deed of Adherence (Assignment) re Windflower Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Interups Inc.

Dated: April 27, 2016	By:	/s/ Likhitha Palaypu
Likhitha Palaypu, Interim CEO